UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2019

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive Plano, Texas	75024	(972) 673-2000
(Address of principal executive offices)	(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On June 19, 2019, Denbury Resources Inc. (the “Company”) settled the early participation exchange offers (the “Early Participation Exchange Offers”) with qualified institutional buyers or non-U.S. persons and the private exchange agreements with certain institutional investors previously disclosed in Item 8.01 of the Company’s Current Report on Form 8-K filed June 3, 2019 (the “Private Exchanges”, and together with the Early Participation Exchange Offers, the “Exchange Offers”).

In the Exchange Offers, the Company accepted exchanges of a total of approximately $152.2 million aggregate principal amount of its 6⅜% Senior Subordinated Notes due 2021, $219.9 million aggregate principal amount of its 5½% Senior Subordinated Notes due 2022, $96.3 million aggregate principal amount of its 4⅝% Senior Subordinated Notes due 2023 and $425.4 million aggregate principal amount of its 7½% Senior Secured Second Lien Notes due 2024 (the “Old Second Lien Notes”) in exchange for a total of approximately $120.0 million of cash, $528.0 million aggregate principal amount of new 7¾% Senior Secured Second Lien Notes due 2024 (the “New Second Lien Notes”) and $245.5 million aggregate principal amount of new 6⅜% Convertible Senior Notes due 2024 (the “New Convertible Senior Notes”).

The New Second Lien Notes and New Convertible Senior Notes are being offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Indenture for the 7½% Senior Secured Second Lien Notes due 2024

The New Second Lien Notes were issued pursuant to an Indenture dated June 19, 2019 (the “Indenture”) among the Company, the Company’s subsidiaries that are guarantors of the New Second Lien Notes (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The Company will pay interest on the New Second Lien Notes semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2019, and the New Second Lien Notes will mature on February 15, 2024. The Indenture contains customary covenants that restrict the Company’s and its restricted subsidiaries’ ability to: (i) incur additional debt or layer debt; (ii) pay dividends on the Company’s capital stock or redeem, repurchase or retire such capital stock or subordinated debt; (iii) make investments; (iv) create liens on the Company’s assets; (v) create limitations on the Company’s restricted subsidiaries’ ability to pay dividends or make other payments to the Company; (vi) engage in transactions with the Company’s affiliates; (vii) transfer or sell assets; (viii) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries; and (ix) make restricted payments (as defined in the Indenture). The Indenture also requires that certain of the Company’s current and future subsidiaries guarantee the New Second Lien Notes. The Indenture requires that in the case of a change of control each holder shall have the right to require the Company to purchase such holder’s New Second Lien Notes at a price equal to 101% of the principal amount of the New Second Lien Notes plus accrued and unpaid interest. These covenants are subject to important exceptions and qualifications as described in the Indenture. If an event of default with respect to the New Second Lien Notes occurs, the principal of and accrued but unpaid interest on the New Second Lien Notes may be declared due and payable by the Trustee or the holders of at least 25% in principal amount of the outstanding New Second Lien Notes in the manner provided in the Indenture.

The New Second Lien Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured second-lien basis by subsidiaries of the Company currently holding substantially all of the Company’s assets, operations and income and will be secured by second-priority liens on substantially all of the assets (the “Collateral”) that secure the Company’s senior secured bank credit facility (the “Bank Credit Facility”), 9% Senior Secured Second Lien Notes due 2021 (the “2021 Second Lien Notes”), 9¼% Senior Secured Second Lien Notes due 2022 (the “2022 Second Lien Notes”) and Old Second Lien Notes (together with the 2021 Second Lien Notes and 2022 Second Lien Notes, the “Existing Second Lien Notes”). Thus, the New Second Lien Notes will be secured on a parity basis with the Existing Second Lien Notes, and therefore will be effectively pari passu with the Existing Second Lien Notes. Pursuant to the terms of the Intercreditor Agreement (as defined below), the liens on the Collateral that secure the New Second Lien Notes and the guarantees are contractually subordinated to liens that secure the Bank Credit Facility and certain other priority lien debt. Consequently, the New Second Lien Notes and the guarantees will be effectively subordinated to the Bank Credit Facility and other priority lien debt, if any, to the extent of the value of the Collateral.

On and after August 15, 2020, the Company may redeem some or all of the New Second Lien Notes in cash at the redemption prices described in the Indenture, plus accrued and unpaid interest to the date of redemption. At any time prior to August 15, 2020, the Company may redeem the New Second Lien Notes in whole or in part at a price equal to 100% of the principal amount of the New Second Lien Notes to be redeemed plus a “make whole” premium and accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time, on or before August 15, 2020, the Company may redeem up to 35% of the New

Second Lien Notes with the proceeds of certain equity offerings, in each case at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the date of redemption.

The foregoing descriptions of the Indenture and the New Second Lien Notes are qualified in their entirety by reference to the full text of the Indenture and the New Second Lien Notes, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Collateral Joinders

In connection with entering into the Indenture, (i) Wilmington Trust, National Association, as representative of the holders of the New Second Lien Notes, and the Collateral Trustee, entered into a collateral trust joinder (the “Collateral Trust Joinder”) pursuant to that certain Collateral Trust Agreement, dated as of May 10, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time), pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon the Collateral for the benefit of the holders of the New Second Lien Notes and other parity lien obligations and (ii) pursuant to the Intercreditor Agreement, dated as of May 10, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), Wilmington Trust, National Association, as representative of the holders of the New Second Lien Notes, entered into a priority confirmation joinder to the Intercreditor Agreement, as acknowledged by JPMorgan Chase Bank, N.A., as “Priority Lien Agent” and by Wilmington Trust, National Association, as “Second Lien Collateral Trustee,” and as acknowledged and agreed to by the Company (the “Priority Confirmation Joinder”), governing the relationship with respect to the Collateral among holders of the New Second Lien Notes, holders of other parity lien debt, the lenders under the Bank Credit Facility and holders of other priority lien debt, if any, and holders of the Company’s junior lien debt, if any.

The foregoing descriptions of these joinders are qualified in their entirety by reference to the full text of the joinders attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Indenture for the 6⅜% Convertible Senior Notes due 2024

The New Convertible Senior Notes were issued pursuant to an Indenture dated June 19, 2019 (the “New Convertible Senior Notes Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The New Convertible Senior Notes are the Company’s general senior obligations, mature on December 31, 2024, accrue interest at a rate of 6⅜% per annum, with interest payable semi-annually in arrears on June 30 and December 30 of each year, commencing December 30, 2019. The payment of the principal, premium and interest on the New Convertible Senior Notes is fully and unconditionally, jointly and severally, guaranteed on a senior basis by the Company’s subsidiaries currently holding substantially all of its assets, operations and income and by certain of its future domestic subsidiaries. The New Convertible Senior Notes Indenture contains customary covenants that restrict the Company’s and its restricted subsidiaries’ ability to: (i) incur additional debt; (ii) pay dividends on the Company’s capital stock or redeem, repurchase or retire such capital stock or subordinated debt; (iii) make investments; (iv) create liens on the Company’s assets; (v) create limitations on the Company’s restricted subsidiaries’ ability to pay dividends or make other payments to the Company; (vi) engage in transactions with the Company’s affiliates; (vii) transfer or sell assets; and (viii) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries. The New Convertible Senior Notes Indenture also requires that certain of the Company’s future subsidiaries guarantee the New Convertible Senior Notes. The New Convertible Senior Notes Indenture requires that in the case of a change of control each holder shall have the right to require the Company to purchase such holder’s New Convertible Senior Notes at a price equal to 101% of the principal amount of the New Convertible Senior Notes plus accrued and unpaid interest. These covenants are subject to important exceptions and qualifications as described in the New Convertible Senior Notes Indenture. If an event of default with respect to the New Convertible Senior Notes occurs, the principal of and accrued but unpaid interest on the New Convertible Senior Notes may be declared due and payable by the Trustee or the holders of 25% in principal amount of the outstanding New Convertible Senior Notes in the manner provided in the New Convertible Senior Notes Indenture.

The New Convertible Senior Notes are convertible into shares of the Company’s common stock at any time, at the option of the holders, at a rate of 370 shares of common stock per $1,000 principal amount of New Convertible Senior Notes, subject to customary adjustments to the conversion rate and threshold price with respect to, among other things, stock dividends and distributions, mergers and reclassifications. The New Convertible Senior Notes will be automatically converted into shares of common stock at this rate if the volume weighted average trading price of the Company’s common stock equals or exceeds the threshold price, which initially is $2.43 per share, for at least 10 trading days (whether or not consecutive) in any period of 15 consecutive trading days, subject to satisfaction of certain other conditions. Additionally, the Company may, based on a determination of its Board of Directors that such changes are in the best interests of the Company, and subject to certain limitations, increase the conversion rate by any amount for a period of at least 20 business days (as defined in the New Convertible Senior

Notes Indenture) or any longer period as may be permitted or required by law; provided, however, that, until June 19, 2020, the Company is prohibited from increasing the conversion rate to an amount which would cause the conversion price as decreased to constitute less than a ten percent effective conversion premium as of June 19, 2019.

Subject to compliance with the covenant regarding indebtedness, the Company may issue more New Convertible Senior Notes from time to time under the New Convertible Senior Notes Indenture (the “Additional Convertible Senior Notes”). The New Convertible Senior Notes and the Additional Convertible Senior Notes, if any, will be treated as a single class for all purposes of the New Convertible Senior Notes Indenture, including waivers, amendments, redemptions and offers to purchase.

The foregoing descriptions of the New Convertible Senior Notes Indenture and the New Convertible Senior Notes are qualified in their entirety by reference to the full text of the New Convertible Senior Notes Indenture and the New Convertible Senior Notes, which are attached as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference, insofar as it relates to the creation of direct financial obligations.

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

The information under the caption “Indenture for the 6⅜% Convertible Senior Notes due 2024” in Item 1.01 above is incorporated herein by reference, insofar as the issuance of the New Convertible Senior Notes in the Exchange Offers could constitute the issuance without registration of up to approximately 90.9 million shares of the Company’s common stock into which the New Convertible Senior Notes are convertible (subject to adjustment and based upon the current conversion rate). The New Convertible Senior Notes were issued to qualified institutional buyers or non-U.S. persons in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
4.1*
Indenture, dated as of June 19, 2019, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee and Collateral Trustee, with respect to $528,026,000 aggregate principal amount of 7¾% Senior Secured Second Lien Notes due 2024.

4.2*	Form of Global Note representing the 7¾% Senior Secured Second Lien Notes due 2024 (including in Exhibit 4.1).
4.3*
Indenture, dated as of June 19, 2019, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee, with respect to $245,548,000 aggregate principal amount of 6⅜% Convertible Senior Notes due 2024.

4.4*	Form of Global Note representing the 6⅜% Convertible Senior Notes due 2024 (including in Exhibit 4.3).
10.1*	Collateral Trust Joinder, dated as of June 19, 2019, by and between Wilmington Trust, National Association, as Trustee, and Wilmington Trust, National Association, as Collateral Trustee.
10.2*	Priority Confirmation Joinder, dated as of June 19, 2019, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and Wilmington Trust, National Association, as Collateral Trustee.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: June 24, 2019	By:	/s/ Mark C. Allen
Mark C. Allen
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Indenture, dated as of June 19, 2019, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee and Collateral Trustee, with respect to $528,026,000 aggregate principal amount of 7¾% Senior Secured Second Lien Notes due 2024.

4.2	Form of Global Note representing the 7¾% Senior Secured Second Lien Notes due 2024 (including in Exhibit 4.1).
4.3
Indenture, dated as of June 19, 2019, among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee, with respect to $245,548,000 aggregate principal amount of 6⅜% Convertible Senior Notes due 2024.

4.4	Form of Global Note representing the 6⅜% Convertible Senior Notes due 2024 (including in Exhibit 4.3).
10.1	Collateral Trust Joinder, dated as of June 19, 2019, by and between Wilmington Trust, National Association, as Trustee, and Wilmington Trust, National Association, as Collateral Trustee.
10.2	Priority Confirmation Joinder, dated as of June 19, 2019, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and Wilmington Trust, National Association, as Collateral Trustee.